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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 10, 2004

             ______________________________________________________

                        Generex Biotechnology Corporation
             ______________________________________________________

             (Exact name of registrant as specified in its charter)



              Delaware                 000-25169            82-049021
   ----------------------------    ---------------    --------------------
   (State or other jurisdiction      (Commission          (IRS Employer
          of Incorporation)          File Number)      Identification No.)



          33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416/364-2551
         ---------------------------------------------------------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 3.02. Unregistered Sales of Equity Securities

On November 10, 2004, Generex Biotechnology Corporation issued a press release announcing that it entered into definitive agreements for the issuance of 6% Secured Convertible Debentures and warrants in a private placement with four accredited investors for an aggregate purchase price of $4,000,000. As of November 12, 2004, all conditions to close the transaction had been satisfied. Generex and the investors anticipate that the transaction will close on Friday, November 12, 2004, with Generex receiving net proceeds of approximately $3,700,000, after deducting placement agent fees and legal and other expenses. Generex expects to utilize the proceeds from the transaction to accelerate clinical development activities and for working capital and other general corporate purposes.

The Debentures have a term of fifteen (15) months and amortize over thirteen
(13) months in thirteen (13) equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding will accrue at a rate of six percent (6%) per annum. Generex may pay principal and accrued interest in cash or, at Generex's option, in shares of its common stock. If Generex elects to pay principal and interest in shares of its common stock, the value of each share of common stock will be equal to ninety percent (90%) of the average of the twenty (20) trading day volume weighted average price for the common stock for the twenty (20) trading day period immediately preceding the date of payment. At the option of the holder of each Debenture, the principal amount outstanding under each Debenture is initially convertible at any time after the closing of the private placement into shares of Generex's common stock at a conversion price of $0.82. The conversion price of each Debenture is based on the average of the ten (10) trading day volume weighted average price for Generex's common stock for the ten
(10) trading day period immediately preceding the date definitive agreements were signed. The warrants are initially exercisable into the same number of shares of Generex's common stock initially issuable upon conversion of the Debentures. The initial exercise price of each warrant is equal to 110% of the conversion price of the Debentures, or $0.91. The conversion price of the Debentures and the exercise price of the warrants are each subject to a full-ratchet adjustment upon the issuance by Generex of securities at a price per share less than the then conversion price or exercise price, as applicable. In accordance with the terms of the private placement, Generex is required to register for resale the shares of common stock issuable upon conversion of the Debentures and upon exercise of the warrants.

In connection with the transaction, Generex granted an Additional Investment Right to each investor. Pursuant to the terms of each Additional Investment Right, each investor has the right at any time after the 181st day following the date definitive agreements were signed and on or prior to the earlier of (i) the close of business on the one-year anniversary after the registration statement for the shares underlying the Debentures and the warrants has gone effective and
(ii) the two (2) year anniversary of the closing of the private placement, to purchase on the same terms and conditions as the private placement, up to the same number of Debentures and warrants purchased by such investor at the closing of the private placement. In addition, Generex will pay to a placement agent (i) a cash fee equal to seven percent (7%) of the gross proceeds received by Generex and (ii) warrants exercisable into approximately 145,000 shares of Generex's common stock at the same exercise price as the investors' warrants.

The aggregate number of shares of common stock issuable pursuant to this transaction exceeds 19.99% of the outstanding shares of Generex's common stock prior to such issuance. Because the rules and regulations of the NASDAQ Stock Market prohibit, under certain circumstances, the issuance, without prior shareholder approval, of shares of common stock in excess of 19.99% of an issuer's outstanding common stock prior to such issuance, certain insiders of Generex have entered into a voting agreement with the investors, whereby such insiders have agreed to vote at the next meeting of Generex's shareholders all shares of Generex's common stock held by them in favor of authorizing the issuance of an amount of shares of Generex's common stock in excess of 19.99% of the outstanding common stock prior to consummating the transaction. Generex and the investors also entered into a Custodial Agreement, pursuant to which the $4,000,000 purchase price was placed in an account to be maintained by the custodian thereunder until (i) Generex delivered to the custodian originals of all closing documents, at which time $2,000,000, less placement fees and legal expenses of the investors, was to be released to Generex, and (ii) Generex filed its Annual Report on Form 10-K for fiscal year ended June 30, 2004 and delivered, together with the investors, a certificate that the 10-K had been filed, at which time the remaining $2,000,000 will be released to Generex. Each of the foregoing conditions had been satisfied as of November 12, 2004.

The Company undertook this offering in reliance upon Rule 506 of Regulation D and Section 18(b)(4)(D) of the Securities Act of 1933, as amended.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

The following exhibits are filed herewith:

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Exhibit No.   Description
-----------   -----------
   4.1        Securities Purchase Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation and the investors named therein.

   4.2 Form of 6% Secured Convertible Debenture issued in connection with 4.1.

   4.3 Registration Rights Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation and the investors named therein.

   4.4        Form of Warrant issued in connection with 4.1.

   4.5        Form of Additional Investment Right issued in connection with 4.1.

   4.6 Custodial and Security Agreement, dated November 10, 2004, by and among Generex Biotechnology Corporation, Feldman Weinstein LLP, as custodian, and the investors named therein.

   4.7        Form of Voting Agreement entered into in connection with 4.1.

  99.1        Press release dated November 10, 2004.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GENEREX BIOTECHNOLOGY CORPORATION



Dated: November 12, 2004                         By: /s/ Rose C. Perri
                                                 -------------------------------
                                                 Rose C. Perri
                                                 Chief Operating Officer
                                                   (principal financial officer)